                                                                 Exhibit 4.10(d)


                                          CROSS REFERENCE TO:

                                          Trust Deed Book 1195, Page 112
                                          Trust Deed Book 1250, Page 628
                                          Trust Deed Book 1329, Page 45
                                          Trust Deed Book ____, Page __
                                          Land Records of Cabell County,
                                          West Virginia

--------------------------------------------------------------------------------

                          A CREDIT LINE DEED OF TRUST

      This instrument is "A CREDIT LINE DEED OF TRUST" as provided in West Virginia Code Chapter 38, Article 1, Section 14.

--------------------------------------------------------------------------------

                      FOURTH AMENDMENT TO DEED OF TRUST,
                        ASSIGNMENT OF LEASES AND RENTS
                            AND SECURITY AGREEMENT


      THIS FOURTH AMENDMENT TO DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (this "Fourth Amendment") effective as of __________ __, 1997 and executed as of ________ __, 1997, is made by and among SWVA, INC., a Delaware corporation (successor by corporate merger to Steel of West Virginia, Inc.), having a mailing address at 17th Street and 2nd Avenue, Huntington, West Virginia 25726, Attention: President, party of the first part as grantor ("Grantor"), Douglas C. McElwee, an individual resident of the State of West Virginia, whose mailing address is 600 United Center, 500 Virginia Street East, Charleston, West Virginia 25301, party of the second part as trustee ("Trustee") and THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, having a mailing address of 900 Ashwood Parkway, Atlanta, Georgia 30338, Attention:
Michael F. Lapresi, Vice President, party of the third part as beneficiary ("Lender");

                                  WITNESSETH:

      WHEREAS, pursuant to that certain Financing Agreement (the "Original Financing Agreement") dated December 30, 1986, by and between Grantor and Lender, Lender extended to Grantor a certain credit facility and term debt (the "Loan"), which Loan was evidenced by a certain Promissory Note ("Promissory Note") dated of even date therewith, made by Grantor in favor of Lender, in the original principal amount of $20,000,000.00 and secured by that certain Deed of Trust, Assignment of Leases and Rents and Security Agreement (the "Original Deed of Trust"), dated as of even date therewith, made and entered into by and among Grantor, James O. Porter, as the original trustee thereunder, and Lender and recorded in Trust Deed Book 1195, beginning at page 112, Land Records of Cabell County, West Virginia, conveying to Trustee in trust for the benefit of Lender certain improved real property located in the

City of Huntington, Cabell County, West Virginia, as more particularly described in the Original Deed of Trust; and

      WHEREAS, on September 27, 1989, Grantor and Lender amended the Original Financing Agreement to modify certain terms and conditions of the Loan, including, inter alia, increasing the amount of term debt and, in connection therewith, Grantor executed that certain Term Note ("Term Note II"), dated of even date, in favor of Lender in the principal amount of $26,922,000.00, and Grantor, Trustee and Lender entered into that certain First Amendment to Deed of Trust, Assignment of Leases and Rents and Security Agreement dated of even date therewith and recorded in Trust Deed Book 1250, beginning at page 628, aforesaid Land Records, (the "First Amendment") to reflect the modifications to the Loan; and

      WHEREAS, on September 30, 1992, Grantor and Lender further amended the Original Financing Agreement to modify certain terms and conditions of the Loan including, inter alia, the extension to Grantor of an additional term loan in the principal amount of $6,500,000.00 ("Term Loan III"), Term Loan III being evidenced by that certain term note in the original principal amount of $6,500,000.00 ("Term Note III"), and Grantor, Trustee and Lender entered into that certain Second Amendment to Deed of Trust, Assignment of Leases and Rents and Security Agreement dated of even date therewith and recorded in Trust Deed Book 1329, beginning at page 45, aforesaid Land Records, (the "Second Amendment") to reflect the further modifications to the Loan; and

      WHEREAS, on February 1, 1994, Grantor and Lender further amended the Original Financing Agreement to modify certain terms and conditions of the Loan including, inter alia, the extension to Grantor of a certain CAPEX Term Loan Line of Credit (as defined in the Financing Agreement) in an aggregate principal amount of up to $16,000,000, pursuant to which Lender shall extend certain Capex Term Loans (as defined in the Financing Agreement) to Grantor, which Capex Term Loans shall be evidenced by certain Promissory Notes as more particularly described in the Financing Agreement, Grantor, Trustee and Lender entered into that certain Third Amendment to Deed of Trust, Assignment of Leases and Rents and Security Agreement dated of even date therewith and recorded in Trust Deed Book ___, beginning at page ___, aforesaid Land Records (the "Third Amendment") to reflect the further modifications to the Loan; and

      WHEREAS, effective as of March ___, 1997, Grantor and Lender have further amended the Original Financing Agreement (the Original Financing Agreement, as so amended, being hereinafter referred to as the "Financing Agreement") to modify certain terms and conditions of the Loan including, inter alia, the extension to Grantor under the Financing Agreement of a certain Additional CAPEX Term Loan Line of Credit (as defined in the Financing Agreement) in the aggregate principal amount not to exceed $23,000,000, pursuant to which Lender shall extend certain Additional CAPEX Term Loans (as defined in the Financing Agreement) to Grantor, which

Additional CAPEX Term Loans shall be evidenced by certain Promissory Notes as more particularly described in the Financing Agreement;

      WHEREAS, all amounts due and owing under the Promissory Note, the Term II Note and the Term III Note have been paid in full; and

      WHEREAS, Grantor, Trustee and Lender desire to further modify the terms and conditions of the Original Deed of Trust, as amended by the First Amendment, the Second Amendment and the Third Amendment, to reflect the above-referenced modification to the Loan.

      NOW, THEREFORE, in consideration of the foregoing premises and the sum of TEN AND NO/100THS DOLLARS ($10.00) in hand paid by Lender to Grantor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      A. Terms.

            Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Deed of Trust.

      B. Modification of the Deed of Trust. The Original Deed of Trust, as amended by the First Amendment, the Second Amendment and the Third Amendment, is hereby further amended as follows:

      1. Paragraph (a) on page 4 of the Original Deed of Trust as amended by the First Amendment, the Second Amendment and the Third Amendment, is hereby deleted in its entirety and the following new paragraph (a) is inserted in lieu thereof:

            "(a) The debt evidenced by (i) the Promissory Note (the "Capex Promissory Notes") to be executed and delivered in connection with the CAPEX Term Loan to be extended pursuant to Section 3 of the Financing Agreement (as hereinafter defined) in an aggregate principal amount of up to $16,000,000 and (ii) the Promissory Note (the "Additional CAPEX Promissory Note") to be executed and delivered in connection with the Additional CAPEX Term Loan to be extended pursuant to Section 3 of the Financing Agreement in an aggregate principal amount not to exceed $23,000,000 (the CAPEX Promissory Note and the Additional CAPEX Promissory Note are hereinafter collectively referred to as the "Notes" and singularly referred to as a "Note"), together with any and all renewals, modifications, amendments and extensions and/or consolidations of the indebtedness evidenced by the Notes."

      2. The defined term "Note" is hereby deleted wherever it appears and the defined term "Notes" is inserted in lieu thereof.

      3. The Original Deed of Trust, as amended by the First Amendment, the Second Amendment, the Third Amendment and as further amended by this Fourth Amendment, is hereafter referred to as the "Deed of Trust."

      4. The Deed of Trust, the Notes and any other document heretofore, now or hereafter executed to evidence, secure or otherwise pertain to the Loan are hereafter collectively referred to as the "Loan Documents."

      C. Warranties.

      By its execution hereof, Grantor warrants and represents to Lender that, as of the date hereof, there does not exist a Default, Event of Default or event or circumstance which with the passage of time or giving of notice or both would constitute a Default or Event of Default, as the case may be, under the Notes, the Deed of Trust or any of the other Loan Documents; by its execution hereof, Grantor also reaffirms, as of the date hereof, all of the representations and warranties of Grantor contained in the Notes, the Deed of Trust and all of the other Loan Documents.

      D. Ratification.

      Grantor hereby acknowledges and agrees that, except as set forth herein or expressly modified or amended hereby, the Loan Documents have not previously been modified or amended and are in full force and effect. Grantor hereby ratifies and confirms all of the terms, covenants and conditions set forth in the Notes, Deed of Trust and the other Loan Documents and hereby acknowledges that the Notes, Deed of Trust and the other Loan Documents constitute valid and binding obligations of Grantor. Without limiting the foregoing, Grantor hereby ratifies and confirms the grant and conveyance of the "Premises" (as defined in the Deed of Trust) to Trustee for the benefit of Lender as security for repayment of the "Indebtedness", as defined in the Deed of Trust. Grantor further represents and warrants to Lender that the Deed of Trust is and continues to be a first priority Deed of Trust encumbering the Premises as security for the Loan, subject only to the Permitted Encumbrances stated therein. Grantor further acknowledges and agrees that the Notes, the Deed of Trust and the other Loan Documents are enforceable in accordance with their terms and free from claims of defense, setoff or recoupment against Lender or any other person or party.

      E. Execution in Counterparts.

      This Fourth Amendment may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

      F. Successors and Assigns.

      The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Lender and Grantor. The captions and headings of the paragraphs of this Fourth Amendment are for convenience only and are not to be used to interpret or define the provisions hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment under seal as of the day and year first above written.

                                          GRANTOR:

Signed, sealed and delivered              SWVA, INC.,
in the presence of:                       a Delaware corporation


______________________________            By: _______________________________
Witness                                        Name:
                                               Title:


______________________________            Attest: ___________________________
Witness                                           Name:
                                                  Title:

                                                  [CORPORATE SEAL]



                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                    TRUSTEE:

Signed, sealed and delivered
in the presence of:


_____________________________       ___________________________(SEAL)
Witness                             Douglas C. McElwee


_____________________________
Witness



                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                          LENDER:

Signed, sealed and delivered              THE CIT GROUP/BUSINESS CREDIT,
in the presence of:                       INC., a New York corporation


______________________________            By: _______________________________
Witness                                        Name:
                                               Title:


______________________________            Attest: ___________________________
Witness                                           Name:
                                                  Title:

                                                  [CORPORATE SEAL]

                                 ACKNOWLEDGMENT



STATE OF __________

COUNTY OF _________


      I, ___________________, a notary public of said State and County, do certify that ______________ and ________________, who signed the writing above bearing date the day of _____, 1997, as _______________ and ________________,
respectively, of SWVA, Inc., have this day in my said County, before me, acknowledged the said writing to be the act and deed of said corporation.

      Given under my hand and official seal this _______ day of _______, 1997.



                                          ______________________________
                                          Notary Public

                                          My Commission Expires:

                                                [NOTARIAL SEAL]

                                 ACKNOWLEDGMENT



STATE OF WEST VIRGINIA

COUNTY OF KANAWHA


      I, ____________________, a notary public of said State and County, do certify that [Douglas C. McElwee], whose name is signed to the writing above as Trustee, bearing date the _______ day of ________, 1997, has this day acknowledged the same before me in my said County.

      Given under my hand and official seal this _______ day of __________, 1997.




                                          ______________________________
                                          Notary Public

                                          My Commission Expires:

                                                [NOTARIAL SEAL]

                                 ACKNOWLEDGMENT



STATE OF _________

COUNTY OF ________


      I, __________________, a notary public of said State and County, do certify that ______________ and ______________, who signed the writing above bearing date the day of ________, 1997, as ______________ and ______________,
respectively, of The CIT Group/Business Credit, Inc., have this day in my said County, before me, acknowledged the said writing to be the act and deed of said corporation.

      Given under my hand and official seal this ________ day of _________, 1997.



                                          _________________________________
                                          Notary Public

                                          My Commission Expires:

                                                [NOTARIAL SEAL]